UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2019

MEDICAL PROPERTIES TRUST, INC.

MPT OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland Delaware	001-32559 333-177186	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 969-3755

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Medical Properties Trust, Inc.	Emerging growth company	☐

MPT Operating Partnership, L.P.	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Medical Properties Trust, Inc.	☐

MPT Operating Partnership, L.P.	☐

Item 7.01.	Regulation FD Disclosure.

On January 31, 2019, Medical Properties Trust, Inc. (the “Company” or “MPT”) issued a press release announcing the transactions with Healthscope Ltd. (“Healthscope”) and Brookfield Business Partners L.P. together with its institutional partners (collectively, “Brookfield”) described below in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this Item 7.01 and exhibits thereto are being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in this Item 7.01, including the exhibits thereto and referenced materials posted to the Company’s website, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 8.01.	Other Events.

Acquisition of Healthscope Hospital Portfolio

On January 31, 2019, affiliates of the Company entered into definitive agreements pursuant to which these affiliates will acquire a portfolio of eleven Australian hospitals currently operated by Healthscope for an aggregate purchase price of approximately $859 million. At closing, these facilities will be leased to Healthscope pursuant to master lease agreements that have an average initial term of 20 years with annual fixed escalations and multiple extension options. In a related transaction, Brookfield has agreed to acquire up to 100% of Healthscope’s outstanding shares. The MPT acquisitions are conditioned upon Healthscope shareholder approval, certain regulatory approvals and the successful completion of the Brookfield transactions.

The table below sets forth pertinent details with respect to the hospitals that are expected to be acquired in the Healthscope portfolio, which will represent the Company’s first acquisition in Australia:

Hospital	City	State	Hospital Type	Licensed Beds
Knox Private Hospital	Wantirna	Victoria	Acute	359
Mount Hospital	Perth	Western Australia	Acute	224
Nepean Private Hospital	Kingswood	New South Wales	Acute	109
Northpark Private Hospital	Bundoora	Victoria	Acute	144
Sydney Southwest Private Hospital	Liverpool	New South Wales	Acute	87
Campbelltown Private Hospital	Campbelltown	New South Wales	Acute	82
Sunnybank Private Hospital	Sunnybank	Queensland	Acute	122
Ringwood Private Hospital	Ringwood	Victoria	Acute	75
Pine Rivers Private Hospital	Strathpine	Queensland	Psychiatric	81
The Geelong Clinic	St Albans Park	Victoria	Psychiatric	52
The Victorian Rehabilitation Centre	Glen Waverley	Victoria	Rehabilitation	143

Total Licensed Beds				1,478

In addition, in conjunction with the real estate transactions described above, the master lease agreements also include provisions for subsidiaries of the Company to invest, at Healthscope’s election, up to an additional $350 million for expansion and redevelopment projects in 2019 and future years.

Subject to customary closing conditions, the Company expects to consummate the transactions described above in the second quarter of 2019. The Company intends to finance the transactions with a combination of existing cash balances and borrowings under the Company’s revolving credit facility (of which approximately $1.3 billion is currently available).

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated January 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

Date: February 6, 2019

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.

Date: February 6, 2019